CONSENT OF INDEPEDENT AUDITORS

Seligman Pennsylvania Municipal Fund Series:

     We consent to the use in Post-Effective Amendment No. 18 to Registration Statement No. 33-13401 of our report dated October 30, 1998, appearing in the Annual Report to Shareholders for the year ended September 30, 1998, incorporated by reference in the Statement of Additional Information, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.




DELOITTE & TOUCHE LLP
New York, New York
January 25, 1999